Exhibit (h)(8)

AMENDMENT TO TRANSFER AND ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT TO TRANSFER AND ADMINISTRATIVE AGENCY AGREEMENT (this “Amendment”) is made as of February 4, 2025 by and between BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (“BBH&Co.”) and BONDBLOXX ETF TRUST, a Delaware statutory trust (the “Fund”) on behalf of each series, separately and not jointly, listed on Appendix A to the Agreement as may be amended from time to time. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, BBH&Co. and the Fund are Parties to a Transfer And Administrative Agency Agreement dated as of November 29, 2021, as amended (the “Agreement”); and

WHEREAS, in accordance with Section 16 of the Agreement, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of the parties hereto hereby agree as follows:

1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached updated Appendix A.

2. Section 15.1 of the Agreement is hereby amended by replacing the first sentence of that section with the following:

Effective November 18, 2024, this Agreement shall remain in effect for a period of three (3) years and during such three (3) year period the Agreement is only terminable by either party for cause as defined below, and, in the absence of termination for cause, BondBloxx ETF Trust agrees it will not appoint an alternative custodian with respect to the account(s) or Fund(s) covered by this Agreement. After the completion of such three (3) year period, this Agreement shall automatically renew for successive one (1) year periods unless either party terminates this Agreement by written notice effective no sooner than seventy-five (75) days following the date that notice to such effect shall be delivered to the other party at its address set forth herein.

3. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

4. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

5. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

6. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Shawn McNinch
Name:	Shawn McNinch
Title:	Principal
Date:	02/20/2025

BONDBLOXX ETF TRUST

By:	/s/ Joanna Gallegos
Name:	Joanna Gallegos
Title:	President, BondBloxx ETF Trust
Date:	02/04/2025

APPENDIX A

TO

TRANSFER AND ADMINISTRATIVE AGENCY AGREEMENT

LIST OF FUNDS

Updated as of February 4, 2025

The following is a list of Funds for which BBH shall serve under the Transfer and Administrative Agency Agreement:

Name of Fund	Date Added to the Agreement
BondBloxx USD High Yield Bond Industrial Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Telecom, Media & Technology Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Healthcare Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Financial & REIT Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Energy Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Consumer Cyclicals Sector ETF	November 29, 2021
BondBloxx USD High Yield Bond Consumer Non-Cyclicals Sector ETF	November 29, 2021
BondBloxx BB Rated USD High Yield Corporate Bond ETF	May 19, 2022
BondBloxx B Rated USD High Yield Corporate Bond ETF	May 19, 2022
BondBloxx CCC Rated USD High Yield Corporate Bond ETF	May 19, 2022
BondBloxx JP Morgan USD Emerging Markets 1-10 Year Bond ETF	May 19, 2022
BondBloxx Bloomberg Six Month Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg One Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Two Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Three Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Five Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF	August 26, 2022
BondBloxx USD High Yield Bond Sector Rotation ETF	September 18, 2023
BondBloxx BBB Rated 1-5 Year Corporate Bond ETF	January 5, 2024
BondBloxx BBB Rated 5-10 Year Corporate Bond ETF	January 5, 2024
BondBloxx BBB Rated 10+ Year Corporate Bond ETF	January 5, 2024
BondBloxx IR+M Tax-Aware Short Duration ETF	March 12, 2024
BondBloxx Bloomberg Global Inflation-Linked Bond ETF	March 31, 2024
BondBloxx IR+M California Tax-Aware ETF	June 18, 2024
BondBloxx IR+M Massachusetts Tax-Aware ETF	June 18, 2024
BondBloxx IR+M New York Tax-Aware ETF	June 18, 2024
BondBloxx Private Credit CLO ETF	November 26, 2024

BONDBLOXX ETF TRUST

By:	/s/ Joanna Gallegos
Name:	Joanna Gallegos
Title:	President, BondBloxx ETF Trust

Appendix A-1